UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

Tamalpais Bancorp
(Exact name of registrant as specified in its charter)

California	0-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Las Gallinas Ave.
San Rafael, California 94903
(Address of principal executive offices including Zip Code)

(415) 526-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

          On September 28, 2009, Tamalpais Bancorp (the “Company”), entered into a Note and Warrant Purchase Agreement (the “Agreement”) with Larry E. Rosenberger, a director of the Company, whereby Mr. Rosenberger agreed to provide the Company with $500,000. In exchange, the Company issued to Mr. Rosenberger an unsecured promissory note and a warrant. The note has a principal balance of $500,000, accrues interest at the rate of 0.75% per annum, all of which is payable upon termination of the note, can be prepaid by the Company at any time prior to maturity, and has a three year term. The warrant represents the right to purchase 12,500 shares of common stock at an exercise price of $6.00 per share and expires five years from the date of issuance. The funds will be used for general corporate expenses of Tamalpais Bancorp.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 2, 2009 issued by Tamalpais Bancorp.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMALPAIS BANCORP

Date: October 2, 2009	By:	/s/ Mark Garwood

Mark Garwood
Chief Executive Officer